Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of TPB Acquisition Corporation I of our report dated March 23, 2021, relating to the financial statements of TPB Acquisition Corporation I appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

April 2, 2021